Deloitte &
  Touche LLP
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                   50 Fremont Street                    Telephone:(415) 247-4000
                   San Francisco, California 94105-2230 Facsimile:(415) 247-4329


                                                                      Exhibit 11

INDEPENDENT AUDITORS' CONSENT

The Montgomery Funds II:

We consent to (a) the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 33-69686 if The Montgomery Funds II on Form N-1A of our reports dated August 16, 1996 incorporated by reference in the Combined Statement of Additional Information and in Part C - Other Information and (b) the reference to us under the caption "Financial Highlights" appearing in the Combined Prospectus which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

April 28, 1997





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Deloitte Touche
Tohmatsu
International
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